Q4 2024Stockholder Letter

To Our Fellow Stockholders With 2024 behind us and a new year in full swing, it’s important for us to pause and reflect on the exciting journey we are on; a journey we embarked on in the summer of 2023 when we restructured the company and committed to building a stronger and more resilient TrueCar. Taking stock of where we are relative to where we were and where we expected to be allows us to evaluate what is working or not working and adjust course accordingly. To that end, let us start with a YoY comparison of our awesome 2024 financial performance and operational KPIs: ● Revenue of $175.6M grew by $16.9M (or 10.6%) YoY – the strongest annual revenue growth since 2017; ● Net Loss of -$31.0M improved by $18.7M (or 37.6%) YoY; ● Adjusted EBITDA1 of $1.6M grew by $15.3M YoY; ● Cash Flow from Operations of $7.7M represents a YoY improvement of $30.1M; ● Free Cash Flow2 of -$0.2M represents a YoY improvement of $34.1M; ● Total Unit Sales of 356 thousand increased by 37.3 thousand (or 11.7%) YoY (note, total unit growth accelerated every quarter reaching 22.0% YoY growth in Q4); ● New Vehicle Unit Sales of 204 thousand increased by 27.5 thousand (or 15.6%) YoY (note, new unit growth accelerated every quarter reaching 27.8% YoY growth in Q4); ● Franchise Dealer Count grew by 119 dealers ending the year at 8,351 (+1.4% YoY); And… ● With the pilot launch of TrueCar+ (“TC+”), we became the FIRST AND ONLY (!) digital marketplace to enable the purchase and sale of new, used and certified pre-owned (“CPO”) vehicles through an entirely online transaction; ● The rollout of TrueCar’s 12-Month Dealer Service Program has created a new standard for dealer success teams and further strengthens our competitive differentiation; and ● We repurchased and retired a total of 6.1 million shares of TRUE common stock. Moreover, we finished the year with momentum and strength across many areas of the business as highlighted by several of the Q4 performance metrics below: ● Revenue of $46.2M increased by $4.9M (or 11.9%) YoY; ● Net Loss of -$5.8M increased by $3.9M YoY (largely driven by a non-recurring gain in Q4 2023); ● Adjusted EBITDA of $0.4M decreased by $1.7M YoY; 2 1 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net loss, the most comparable financial measure calculated and presented in accordance with GAAP. 2 Free cash flow is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net cash from operations, the most comparable financial measure calculated and presented in accordance with GAAP.

● Cash Flow from Operations of $5.9M increased by $11.7M YoY; ● Free Cash Flow of $4.1M increased by $12.2M YoY; ● Ending Rooftop Count was 3 rooftops higher than prior year marking the first year of rooftop growth since 2019 (note, unlike Dealer Count, Rooftop Count does not count the multiple franchises that may exist under one rooftop); ● Total Units of 93 thousand increased by 22.0% YoY; and ● New Units of 58 thousand increased by 27.8% YoY. In summary, we finished the year by delivering another quarter of double-digit revenue growth and positive Adjusted EBITDA and achieved our goal of generating positive free cash flow in Q4. Moreover, the intense focus we placed during the year on efficiently growing new unit sales and capturing greater share of new car shoppers showed tremendous results in Q4 as we delivered 27.8% new unit growth in the quarter YoY, significantly higher than the industry’s 9.6% growth. As such, in Q4 2024, the average franchise dealer on TrueCar saw new vehicle sales generated through our marketplace grow by 27.1% versus the same period last year, reaching the highest level since Q3 2021. Most importantly, we delivered this growth with high efficiency in that the primary driver of this growth was a strong improvement to lead close rate. By restructuring our performance marketing strategy to target high-intent shoppers with a strong propensity to convert into buyers, we are driving unit growth by delivering higher quality leads to our dealer network. This trend of strong and efficient unit growth that accelerated every quarter during 2024 highlights the growing importance of TrueCar to franchise dealers’ overall customer acquisition strategy and the extent to which we are entering 2025 with a far stronger value proposition for franchise dealers than we have had in several years; a trend we believe will accelerate our revenue growth in 2025 and beyond. We also made great progress on TC+ during Q4. As we articulated last quarter, our Q4 focus for TC+ was to (1) expand the TC+ purchasing experience to consumers shopping on select Affinity Partner sites, (2) integrate AI-powered fraud prevention tools into the buying process to more effectively detect and mitigate the risk of consumer fraud, and (3) deepen our integrations with select dealer management systems (“DMS”) providers in order to further automate and streamline the buying process for dealers. During Q4, we introduced TC+ on several of our Affinity Partner sites and made further upper funnel optimizations that have contributed to a nearly 50% increase in the average number of consumers initiating the TC+ purchase experience each month and a similar increase in transaction volume. With the work to enhance fraud-detection recently completed, we expect to enable TC+ on additional partner sites in Q1 while maintaining a focused and controlled approach to expanding consumer access to TC+ that allows us to test and iterate. Furthermore, we expect that expanding access to TC+ will be done in tandem with expanding the TC+ pilot to additional dealers, which we plan to prioritize upon the completion of the work we began in Q4 to deepen our DMS integrations. While progress against this workstream has been slower than anticipated due to our reliance on external parties with whom we are integrated (and our dependence on their product roadmap), we believe that more optimized DMS integrations will significantly enhance the dealer’s experience on TC+ by automating nearly every step of the transaction on the dealer’s side. As a result, we have decided to further improve this aspect of the product prior to onboarding additional dealers. 3

2024 was a year of great progress for TrueCar with nearly every measure of performance improving from the prior year and several long-term growth initiatives being brought to market. We are proud of what the team accomplished in 2024 and we are even more hungry to accelerate our progress in 2025. We firmly believe that the quality of our assets and unique competitive strengths should yield sustainable annual revenue growth of 20%+ in a normalizing new-vehicle retail environment. In order to unlock that growth opportunity, we must stay committed to the following building blocks we have previously articulated while simultaneously strengthening our execution against them: 1. Activate New Franchise Dealers: Following the restructuring of our dealer sales team at the end of 2023, 2024 was a year of rebuilding our sales strategies and improving our sales productivity. This initiative yielded strong YoY improvement in the number of activated franchise dealers in 2024 and with a stronger team and processes now in place, we are expanding our dealer sales team in 2025 in hopes to more effectively capture inactive opportunities across our territories and accelerate growth of our franchise dealer count. 2. Minimize Dealer Churn: Minimizing dealer churn is essential to growing our dealer network profitably and in 2024, we took a number of critical steps to advance this objective. Recognizing the competitive space in which we operate, our ability to retain dealers is directly tied to the differentiated value we deliver for them. Beyond driving the strongest growth in vehicle sales for our dealer partners in 2025, we seek to further differentiate TrueCar from alternative marketplaces by providing our dealers with the highest quality of service and support. At the end of Q2, we launched our 12-Month Dealer Service Program that provides our franchise dealers with personalized monthly consultations designed to improve their performance on the platform. Since launching the 12-Month Dealer Service Program, we have started to see measurable improvements in dealer churn and through the additional investments we are making to expand our dealer service team, we are confident we can achieve our long-term churn-rate target in 2025. 3. Grow Revenue per Dealer: Revenue per dealer is a reflection of the value we are delivering to our Certified Dealers. For our core franchise dealer business, the primary driver of revenue per dealer is the number of sales we drive for them each month. As discussed above, one of the key highlights of 2024 was the strong and accelerating growth in unit sales that we delivered for our dealers, culminating with 27.8% YoY growth in new units per franchise dealer reaching its highest level in over three years. Meanwhile, average core revenue per franchise dealer in Q4 increased by just 9.5% versus the same period last year, signaling that we are entering 2025 with a much stronger value proposition for our franchise dealer partners which we believe will accelerate revenue growth in the near term through a combination of higher subscription rates and lower churn. In addition to growing unit sales per franchise dealer, we also intend to grow revenue per dealer by driving adoption of the new products we recently brought to market. 4. Expand our OEM Business: OEM incentives have been steadily growing over the past 18 months, rebounding from their historically low levels in 2022 and the first half of 2023. In 2025, we expect this upward trend to continue with new vehicle inventories continuing to build and new-vehicle affordability continuing to constrain consumer demand. Through our Affinity Network, TrueCar is uniquely capable of powering targeted cash-rebate programs on behalf of OEMs and the resurgence of OEM incentives contributed to 13% YoY growth in the revenue we earned from OEMs in 2024, as we expect this revenue growth to accelerate further in 2025 and beyond. Consumer incentives on new vehicles are typically offered in one of two forms: (1) attractive financing or lease terms provided by an OEM’s captive finance arm, and/or (2) direct cash incentives (or “cash on the hood” discounts) designed to drive sales and increase market competitiveness. Importantly, the latter of these two forms of incentives is what TrueCar currently deploys on behalf of OEMs. In 2024, cash incentives comprised only 21% of new vehicle incentives, amounting to a weighted average of $695 per new vehicle compared to $2,662 per new vehicle in finance and lease incentives. In 2019, however, cash incentives 4 comprised 34% of new vehicle incentives with a weighted average cash discount of $1,311 per new vehicle compared to $2,507 in finance and lease incentives. Therefore, given that cash incentives remain nearly 50% below 2019 levels, while finance and lease incentives have exceeded their historic levels, we anticipate a strong rebound in cash incentives in 2025 and an acceleration of our OEM revenue growth. Further supporting this growth in OEM revenue are the new Affinity Partner audiences that we recently added to our network, including GovX, GasBuddy, CarEdge, and Internet Brands, whose membership audiences collectively exceed 20 million. At the same time, we remain focused on expanding OEM offers within our existing partners and sites, such as Sam’s Club, AAA, Navy Federal, and our network of employee benefit providers, ensuring broader reach and engagement across our established and new audiences. 5. TC+: The expansion and commercialization of TC+ is a top priority for TrueCar in 2025. As mentioned above, following the completion of the work currently underway to deepen our integration with DMS providers and automate nearly every step of the selling process for dealers, we anticipate expanding the pilot to additional dealers and territories. In conjunction with adding dealers and inventory to the program, we intend to make the TC+ experience more broadly available to consumers shopping on our branded and Affinity Partner sites. We expect this to begin a period of product-led growth for TC+ whereby we demonstrate at greater scale the extent to which TC+ can propel a dealer’s revenue and profitability growth by expanding their addressable market and driving significant sales efficiencies at the store-level. Given the work we are currently doing to ensure its scalability, the access we have to thousands of dealers with nearly 2 million vehicle listings on our marketplace, and the asset-light nature of TC+, we believe that a period of rapid scaling of TC+ can begin later this year and our objective for the first half of this year is to ready the product for that next phase. 6. Driving Value Through our Enhanced Data Platform: As we discussed last quarter, we made significant investments during the second half of 2024 to enhance our data platform to enable the rapid development and deployment of new Generative AI (“GenAI”) and Machine Learning (“ML”) models that enrich the consumer shopping experience and provide dealers with value-enhancing features and insights. In partnership with Amazon Web Services (“AWS”), TrueCar has established a real-time ML platform through which we can quickly build and deploy modular, continuous and traceable AI/ML models that leverage our rich first party data sets. In Q1 of 2025 we launched the first of these models which classifies consumer leads based on their propensity to purchase with a high degree of accuracy. We foresee a number of ways this predictive model can be leveraged across a range of use cases, such as powering marketing campaign optimizations and providing dealers with enhanced consumer insights that further improve lead conversion rates. With these enhanced capabilities, we expect to be able to retain more shoppers on the site and effectively retarget them through tailored email engagement that will ultimately allow us to capture a greater share of car buyers and drive high-quality leads to our dealer network. As such, leveraging these recent investments in our data platform and prioritizing high-impact use cases like the ones described above is a top priority of ours in 2025 that we believe can unlock significant value that can further accelerate growth of our core business. 5

Jantoon Reigersman President and Chief Executive Officer Oliver Foley Chief Financial Officer 3 We are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net loss, the most comparable financial measure calculated and presented in accordance with GAAP, without unreasonable effort because of the uncertainty and potential variability in amount and timing of stock-based compensation, lease exit costs and impairment of right-of-use assets, and other adjustments, which are reconciling items between GAAP net loss and Adjusted EBITDA and could significantly impact GAAP results. Turning now to our outlook for 2025. Our expectations for the business this year are rooted in our belief that we are a much stronger organization today than at this point last year. Not only is the value we are delivering for our customers stronger than it has been in years but we are even more focused and determined to execute against the building blocks that we believe will enable us to achieve our target of 20%+ YoY revenue growth. However, unlocking this growth potential not only requires strong execution but a willingness to make key investments that will accelerate the growth of our dealer network, unit sales, and OEM partnerships and deepen the penetration of our expanded product offering. The primary investments we are making in Q1 are the addition of headcount on our dealer sales and service teams, which we expect will enable us to grow our dealer network by accelerating the pace at which we add new dealers and strengthening our ability to effectively retain them through our best-in-class service capabilities, as well as the expansion of some of our marketing efforts. With stronger management and processes in place, we are confident that this investment will yield a strong ROI in 2025 and maximize our ability to deliver accelerated YoY revenue growth in the second half of the year while also delivering full-year Adjusted EBITDA profitability and breakeven free cash flow. However, given the ramp time associated with these headcount additions as well as the near-term impact to OEM revenue associated with transitioning incentives off of American Express’ and onto new Affinity Partners, we expect modest Q1 revenue growth in the high single digits and negative Adjusted EBITDA of approximately $5M3. That said, our outlook for growing OEM incentive revenue, in addition to core dealer revenue, in Q2-Q4 remains strong due in part to the recent enablement of MBUSA incentives to validated AAA members nationwide; a program we are optimistic about with early performance tracking in line with what we observed when we launched our former partnership with American Express. We are also actively working to expand this program by bringing additional OEM partners on board. Given the strength of these partnerships and the momentum we are building by investing in headcount, we expect a re-acceleration of revenue growth in Q2. While our outlook for Q1 may be a deviation from the previous six quarters of Adjusted EBITDA profitability, we firmly believe that the opportunity before us warrants the near term investments and will enable us to deliver the strongest growth outcome for the business in 2025. Moreover, we maintain our ambitious target to return the business to an annual revenue run rate of $300M and 10% free cash flow margin by the end of 2026. Maintaining this target is rooted in our belief that our growth rate exiting 2025 can have us on the trajectory required to achieve those marks. To infinity and beyond! 6

TABLE OF CONTENTS Market Environment ……………………………………………..……………………………………..… Page 8 Fourth Quarter 2024 Financial Highlights …………………….…………….…………………….. Page 18 Q4 2024 Financial Discussion …………………………………………………….………..…..……. Page 19 Live Call and Webcast Details ……………….………………………………………….…………..… Page 24 About TrueCar …………………………………………………………………………………...….…..… Page 24 Forward-Looking Statements …………………………………………….……….…………………… Page 25 Use of Non-GAAP Financial Measures ………………………………………….….……………..… Page 27 Financial Statements and Non-GAAP Financial Measures ……………………………..………. Page 29 7

MARKET ENVIRONMENT

Vehicle Sales Volumes

New vehicle retail sales in Q4 2024 reached 3.8 million units, marking a 7.9% increase QoQ and 9.6% increase YoY, surpassing 3.7 million sales for the first time since Q2 2021, and even exceeding pre-pandemic levels, as Q4 2019 saw 3.7 million units sold. This growth occurred despite ongoing affordability challenges, as the average monthly payment on a new vehicle hit a record of $824 and the average amount financed surged to an all-time high of $44.0 thousand – both substantially higher than in Q4 2019, when the average amount financed was $34.9 thousand and average monthly payment stood at $594.

Used vehicle retail sales in Q4 climbed to 4.2 million units, reflecting a 6.7% decrease QoQ and a 10.0% rise YoY. Affordability in the use car market remained relatively stable, as a 0.5% increase in average amount financed was balanced by a 5.3% decline in loan APR. As a result, the average monthly payment remained nearly unchanged at $581, compared to $583 in Q4 2023 — both substantially higher than in Q4 2019, when the average amount financed was $23.4 thousand and the average monthly payment stood at $427.

QUARTERLY NEW AND USED VEHICLE RETAIL SALES (Industry)



7.0M
6.0M
5.0M
4.0M
3.0M
2.0M
1.0M
0.0M
2022
2023
2024
New Vehicle Sales
Used Vehicle Sales

Source: Motor Intelligence and Cox Automotive

8

9 Inventory and Supply Trends In Q4 2024, average new vehicle inventory reached 2.95 million units, an increase of 175 thousand units (or 6.3%) QoQ and 710 thousand units (or 31.7%) YoY. QoQ growth was primarily driven by Japanese brands, which accounted for 88 thousand units (or 50%) of the total increase. In comparison, inventory levels rose by 43 thousand for domestic brands, 19 thousand for Korean brands, and 24 thousand for European brands. YoY growth was largely led by domestic brands, contributing 289 thousand units, followed by Japanese brands with 166 thousand units, Korean brands with 148 thousand units, and European brands with 107 thousand units. Despite ongoing recovery, new inventory levels continue to remain below 2019 levels, which ranged between 3.5 million and 4.1 million units. Source: Motor Intelligence QUARTERLY NEW VEHICLE INVENTORY (Industry) 2.95M

NEW VEHICLE INVENTORY GROWTH (Industry) Source: Motor Intelligence YoY QoQ 10

Source: Motor Intelligence NEW VEHICLE DAYS’ SUPPLY BY BRAND - Q4 2024 Monthly Average 11 Q4 2024 average days' supply for new vehicles stood at 55 days compared to 54 days in Q3 2024 and 44 days in Q3 2023. Notably, Ford, Honda, and Mercedes-Benz experienced the largest QoQ increases in days’ supply with Ford rising from 81 to 91 days, Honda from 44 to 53 days, and Mercedes-Benz from 62 to 71. In contrast, the brands with the largest QoQ declines in days’ supply were Stellantis which dropped from 98 to 78 days, BMW which dropped from 39 to 28 days, and Volvo which dropped from 63 to 54 days. On a YoY basis, domestic, Japanese, European, and Korean brands increased their days’ supply by 9 days (15%), 8 days (24%), 17 days (51%) and 22 days (85%), respectively.

Vehicle Pricing and Affordability

In December 2024, the Consumer Price Index ("CPI", not seasonally adjusted) for new vehicles reached 177.6, reflecting little change since Q1 2023. However, to provide context, pre-pandemic CPI levels for new vehicles consistently ranged between 145 and 149 from 2014 to 2019, underscoring how elevated prices remain today. This substantial increase highlights the continued affordability challenges in the new vehicle market.

Further illustrating these challenges, approximately 16% of new vehicles were sold above MSRP in Q4 2024. Although this represents a decline from 18% in Q3 2024 and 31% from Q4 2023, it remains substantially higher than the pre-pandemic range of 4% to 6%.

The average new vehicle list price in Q4 2024 was $48.3 thousand, a 0.5% decline from $48.5 thousand in the prior year, and a 0.9% decline from $48.7 thousand in Q3 2024. However, when compared to the Q4 2020 average list price of $36.6 thousand, today's new vehicles are priced 32% above where they stood four years ago. This represents a four-year compounded annual growth rate of nearly 7%, which far outstrips the rate of inflation and wage growth over that period and is a stark deviation from the historical rate of growth for new vehicle prices.

NEW VEHICLE LIST PRICES - Monthly Average



$53,000
$51,000
$49,000
$47,000
$45,000
$43,000
$41,000
$39,000
$37,000
$35,000
Supply Shortage Begins May 2021
2019
2020
2021
2022
2023
2024

Source: Motor Intelligence

12

An analysis of new vehicle list prices on TrueCar highlights this pricing shift with nearly 59% of TrueCar inventory priced above $40.0 thousand, a significant increase from 2020 when only 35% of vehicles were priced above this threshold. Moreover, the share of new inventory listed below $30.0 thousand has declined from 40% in 2020 to approximately 16% in 2024, which is likely contributing to a large share of U.S. consumers being priced out of the new vehicle market.

NEW VEHICLE INVENTORY SHARE BY LIST PRICE



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
5.8%
33.7%
25.2%
19.3%
8.3%
7.7%
2019
5.0%
35.0%
25.0%
18.8%
8.4%
7.8%
2020
2.8%
29.4%
27.0%
21.1%
10.5%
9.3%
2021
0.4%
13.6%
28.3%
23.4%
15.7%
18.6%
2022
0.2%
12.8%
25.8%
21.4%
17.8%
21.9%
2023
0.3%
15.2%
25.6%
20.8%
17.3%
20.9%
2024
Share of Inventory > $40K
58.9%
vs. 35.1% in 2020
>$60K
$50K - $60K
$40K - $50K
$30K - $40K
$20K - $30K
< $20K

Source: TrueCar

13

OEM incentives on new vehicles continued to rise in Q4 2024, averaging $3.9 thousand per new vehicle sold, a 54% increase YoY and a 11% increase QoQ. Compared to 2019's average incentive amount per new vehicle of $3.8 thousand, the incentive amount per new vehicle in Q4 2024 was actually 1% higher, suggesting that the industry has returned to pre-pandemic levels; however, to appropriately compare today's OEM incentives to those of the past, the average new vehicle list price must be accounted for. In 2019, the average incentive amount per new vehicle was 10.3% of the new vehicle list price, whereas in Q4 2024 it represented 8.0%. As such, if OEMs were to provide new vehicle incentives comparable to 2019 and equal to 10.3% of the new vehicle list price, the average incentive amount in Q4 2024 would need to be $5.0 thousand per vehicle - an additional $1.2 thousand per vehicle (or 30% increase) from current levels. This discrepancy is very likely contributing to new vehicle sales growth not keeping pace with the growth of new vehicle supply.

NEW VEHICLE INCENTIVES - Avg. $ per Vehicle vs. % of List Price


$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
12%
10%
8%
6%
4%
2%
0%
2019
2020
2021
2022
2023
2024
Incentives per Vehicle
Incentives as % of List Price

Source: Motor Intelligence

14

In addition, OEM incentives over the past two years have been heavily concentrated in financing and leasing offers. These types of incentives are provided through the OEM's captive finance arm and take the form of below-market APRs and partially-subsidized lease payments. This trend is evidenced in the share of new auto loans financed by captives, which stood at 59% through the first three quarters of 2024, representing a significant increase from 44% in 2022.[4] Similarly, the share of new vehicle sales that were leased in 2024 increased to 24% from 17% in 2022. The reason why one in four new vehicle sales are being leased is that the average monthly lease payment on a new vehicle is $156 (or 21%) lower than the monthly payment on a new vehicle loan, highlighting the extent to which OEMs have been leveraging their captive finance arms to partially subsidize monthly lease payments in an effort to address vehicle affordability challenges.

Meanwhile, cash rebates, which have historically played a significant role in OEMs' incentives strategies, remain depressed relative to historical averages. In 2024, the weighted average cash discount per new vehicle was only $695 (or 21% of total incentives) whereas the average cash discount in 2019 and 2020 was $1,311 and $1,330, respectively, representing 34% of total incentives in each of those years.

NEW VEHICLE INCENTIVES - Avg. $ per Vehicle vs. % of List Price



$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$3,819
23%
43%
34%
2019
$3,955
29%
38%
34%
2020
$2,764
34%
42%
24%
2021
$1,277
36%
42%
22%
2022
$2,065
33%
46%
20%
2023
$3,357
33%
46%
21%
2024
Cash
Lease
Finance

Source: Motor Intelligence

[4] Experian, State of the Automotive Finance Market Q3 2024.

15

16 Used NEW AND USED VEHICLE FINANCING TRENDS Source: Motor Intelligence New Average Loan Term in Months Average APR Average Amount Financed Finally looking at auto loan financing trends more broadly, the average APR on a new vehicle loan decreased during Q4 2024 to 6.6%, down from 7.3% in the prior year and 7.0% in Q3 2024. Despite the more favorable financing terms, the average monthly payment on a new vehicle loan increased during the quarter to $824, up from $778 in Q3 2024 and $776 in Q4 2023, driven by an increase in the average amount financed. For used vehicles, CPI showed a YoY decline of 3.3% in Q4 2024. In the market, the average list price fell by 2.8% YoY to $29.7 thousand, with the average monthly payment decreasing by 0.5% to $581. Interest rates for used car loans also declined from 11.4% in Q4 2023 to 10.8% in Q4 2024.

17 Source: The Presidio Group 5 The Presidio Group, Full-Year 2024 Presidio-NCM Average Dealership Performance Benchmark 6 The Presidio Group, Year-End 2024 Dealer Direction Survey Franchise Automotive Retail Outlook According to research recently published by The Presidio Group, the average US franchise dealer experienced a 24.4% YoY decline in pretax profit in 2024, marking the steepest YoY decline since dealer profits reached all-time highs in 2021.5 Driven by a 33% YoY decline in gross profit per new vehicle retailed combined with a significant increase in floor plan interest expense, the average franchise dealer adopted a cautious stance in 2024, heavily scrutinizing discretionary expenses such as vehicle advertising, which remained mostly flat on a per vehicle basis despite significant growth in inventory and days supply. However, an inflection point appeared to emerge in the second half of 2024 as the rate of decline in franchise dealer profits improved significantly. Given that dealership profitability in 2024 was 1.7x higher than in 2019, the flattening decline in the back half of the year has translated into optimism among many franchise dealers that the industry is settling into a “new normal” of sustained profitability above pre-pandemic levels. This optimism is reflected in The Presidio Group’s Year-End Dealer Direction Survey suggesting that 65% of franchise dealers expect profitability to stay the same or improve in 2025, a significant increase from their mid-year 2024 survey results in which just 37% of respondents had that outlook for the next 12 months.6 Based on these trends, we believe that although franchise dealers are likely to continue to emphasize cost control to protect margins in 2025, the stabilization in profitability well above pre-pandemic levels combined with their optimistic outlook creates an environment in which we expect to see strong growth in dealer advertising spend to drive sales, quicken inventory turn times, and compete for share of pent-up new-vehicle demand.

Fourth Quarter 2024 Financial Highlights Revenue: $46.2 million, up 11.9% from the fourth quarter of 2023 and down 0.7% from the third quarter of 2024. Net Loss7: ($5.8) million, as compared to ($1.9) million in the fourth quarter of 2023 and ($5.8) million in the third quarter of 2024. Adjusted EBITDA8: $0.4 million, as compared to $2.1 million in the fourth quarter of 2023 and $0.2 million in the third quarter of 2024. Cash Flow from Operations: $5.9M, as compared to ($5.8M) in the fourth quarter of 2023 and $1.8M in the third quarter of 2024. Free Cash Flow9: $4.1M, as compared to ($8.1M) in the fourth quarter of 2023 and ($0.2M) in the third quarter of 2024. Financial Flexibility: Our balance sheet remains strong with cash and equivalents10 of approximately $111.8 million and no debt as of December 31, 2024. Share Repurchases: Repurchased and retired 1.7 million shares of common stock for a total of $6.1 million. Revenue $46.2 million vs. $41.3 million in Q4 2023 Dealers 11,405 vs. 11,500 in Q4 2023 Net Loss7 ($5.8) million vs. ($1.9) million in Q4 2023 Units 93K vs. 77k in Q4 2023 Adj. EBITDA8 $0.4 million vs. $2.1 million in Q4 2023 Monetization $492/unit vs. $537/unit in Q4 2023 Free Cash Flow9 $5.9 million vs. ($5.8) million in Q4 2023 7 In the fourth quarter of 2023, net loss is inclusive of non-recurring reduction in lease exit costs of $1.5 million that had been recognized in a previous quarter. 8 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP. 9 Free cash flow is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net cash from operations, the most comparable financial measure calculated and presented in accordance with GAAP. 10 Cash and cash equivalents included $0 and $1.9 million restricted cash as of December 31, 2024 and 2023, respectively, that was used to collateralize a letter of credit to secure certain of our obligations under one of our office leases. 11 Traffic refers to average Monthly Unique Visitors. FOURTH QUARTER 2024 METRICS Cash & Equivalents10 $111.8 million vs. $137.0 million in Q4 2023 18 Cash Flow from Operations $4.1 million vs. ($8.1) million in Q4 2023 Traffic11 5.7 million vs. 7.0 million in Q4 2023

Q4 2024 Financial Discussion Revenue Revenue of $46.2 million increased by $4.9 million (or 11.9%) YoY and was $0.3 million (or 0.7%) lower than prior quarter. Total dealer revenue grew by $5.7 million (or 15.9%) YoY, primarily driven by a $3.0 million (or 11.6%) increase in franchise dealer revenue, $0.7 million of incremental revenue from TrueCar Marketing Solutions (TCMS), and a $2.7 million (or 187.4%) increase from the expansion of TrueCar Wholesale Solutions inclusive of the Sell Your Car product offering, partially offset by a $0.7 million (or 10.0%) decline in independent dealer revenue. OEM Revenue and Other Revenue ended the fourth quarter at $4.6 million and $0.2 million, respectively. OEM revenue decreased by $0.8 million (or 15%) YoY attributed to a heavily marketed incentive program during Q4 2023. Sequentially, OEM revenue was up $0.3 million (or 6.2%) from the third quarter of 2024, primarily driven by strong performance of several OEM incentive programs during the fourth quarter. 19 (Millions)

Quarterly Metrics Dealer count at the end of the fourth quarter was 11,405, comprising 8,351 franchise dealers and 3,054 independent dealers. Franchise dealer count increased by 119 dealers (or 1.4%) compared to Q4 2023 and grew by 48 dealers (or 0.6%) sequentially. Meanwhile, independent dealer count declined by 214 dealers (or 6.5%) YoY and 52 dealers (or 1.7%) sequentially. Consumer traffic averaged 5.7 million monthly unique visitors in the fourth quarter of 2024, down from 7.0 million in the fourth quarter of 2023 and from 6.9 million in the third quarter of 2024. The YoY and sequential decline in monthly unique visitors is driven primarily by a reallocation of direct-response marketing spend away from channels that drive low-cost traffic that has historically converted into sales at sub-optimal rates and instead prioritizing channels with higher-intent shoppers that deliver strong close rates for our dealers. The effectiveness of this strategy is evidenced in the strong unit growth we delivered in Q4 2024, which is highlighted below. 20

Total fourth quarter units were 93 thousand as compared to 77 thousand during the same quarter last year and 95 thousand in the third quarter of 2024. Total units grew by 22.0% YoY and decreased 1.2% sequentially with new units increasing 27.8% YoY and 6.9% sequentially. The mix of new vehicles as a percentage of total units was 61.7% in the fourth quarter of 2024 as compared to 58.9% of total units in the fourth quarter of 2023 and 57.0% in the third quarter of 2024. Monetization per unit decreased to $492 from $537 during the fourth quarter of 2023 and was up from $490 in the third quarter of 2024. The YoY decrease in monetization is attributed to unit growth exceeding revenue growth on a YoY basis, while the sequential increase in monetization was primarily driven by improved performance of our OEM incentives programs and TrueCar Wholesale Solutions in the fourth quarter of 2024 compared to the third quarter of 2024. 21

Expenses and Margin (Reconciliations of non-GAAP metrics used in this letter to their nearest GAAP equivalents are provided at the end of this letter under “Financial Statements and Non-GAAP Financial Measures”.) Fourth quarter gross profit, defined as revenues less cost of revenue, was $37.3 million which is an increase of $0.3 million (or 0.8%) YoY and a decrease of $1.5 million (or -3.9%) QoQ. This represents a gross margin of 80.7% on a GAAP basis, which was down from 89.7% in the same period last year and 83.4% in the third quarter. The YoY and sequential decrease in gross margin is primarily attributed to the growth of TCMS and wholesale revenue which have a lower gross margin than core dealer revenue. Technology and development expenses totaled $6.9 million on a GAAP basis and $6.4 million on a non-GAAP basis in the fourth quarter of 2024, up 0.1% and down 0.2%, respectively, versus the same period last year. Sequentially, technology and development expenses decreased 3.8% on a GAAP basis and 4.1% on a non-GAAP basis. The sequential decline primarily stemmed from decreases in personnel costs that were partially offset by increases in software-related expenses. General and administrative expenses were $8.6 million on a GAAP basis and $6.5 million on a non-GAAP basis in the fourth quarter of 2024, up 19.7% YoY on a GAAP basis and down 7.1% YoY on a non-GAAP basis. On a non-GAAP basis, the YoY reduction was primarily from reduced facilities costs and headcount costs and it was partially offset by increased legal costs. These reductions were offset on a GAAP basis due to a large release of lease liability that occurred during Q4 2023, which resulted in the YoY increase in expense. Sequentially, general and administrative expenses decreased 9.6% on a GAAP basis and 11.8% on a non-GAAP basis. The sequential decrease in general and administrative expenses was largely driven by non-recurring third-party consulting fees that occurred during Q3 2024. 22 (Millions) (Millions)

Sales and marketing, our largest expense category, was $24.5 million on a GAAP basis and $24.1 million on a non-GAAP basis in the fourth quarter of 2024, up 11.7% and 11.5%, respectively, versus the fourth quarter of 2023. Sequentially, sales and marketing expenses were down 2.2% on a GAAP basis and 2.3% on a non-GAAP basis. Within sales and marketing expense, TrueCar.com acquisition expense was $5.3 million, up 5.3% YoY and down 7.5% sequentially. Cost per sale for TrueCar.com units was $188, down 4.2% YoY and 4.4% sequentially. Partner marketing spend was $10.0 million in the fourth quarter, up 18.7% YoY driven by 28.1% YoY growth in units attributed to the partner network. Cost per sale for partner marketing was $152, down 7.3% YoY and 1.3% sequentially. Finally, headcount-related and other sales and marketing expenses were $9.3 million on a GAAP basis and $8.8 million on a non-GAAP basis in the fourth quarter of 2024, up 8.5% and 7.9% YoY, respectively. The YoY increase was primarily driven by higher recurring sales and marketing headcount costs. Sequentially, headcount and other sales and marketing expenses increased 0.6% on a GAAP basis and 0.4% on a non-GAAP basis. In summary, we maintained our focus on managing expenses while making key investments in growing unit sales for our dealer partners and initiatives aligned with our key building blocks to achieve our long-term growth targets. Balance sheet and cash usage We ended the fourth quarter of 2024 with approximately $111.8 million in cash and equivalents, as compared to $137.0 million at the end of the fourth quarter of 2023 and $114.5 million at the end of the third quarter of 2024. During the fourth quarter of 2024, $6.1 million in cash was used to repurchase and retire shares of common stock. Over the course of the 2024 fiscal year, $20.1 million of cash was used to repurchase and retire a total of 6.1 million shares of common stock. We continue to have no debt. 23

Investor relations: investors@truecar.com Media: TrueCar media line: +1-844-469-8442 (US toll-free) pr@truecar.com Live Call and Webcast Details TrueCar’s management will host a call to discuss fourth quarter financial results on Wednesday, February 19, 2025 at 9:00 a.m. Eastern Time. A live webcast of the call can be accessed from the Investor Relations section of our website and by using this link. Investors and analysts can also participate in the call by dialing 1-833-816-1391 (domestic) or 1-412-317-0484 (international). An archived replay of the call will be available upon completion on the Investor Relations section of our website at ir.truecar.com. During the call, TrueCar’s management may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. Responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously. TrueCar has used and intends to continue to use its Investor Relations website (ir.truecar.com), LinkedIn (https://www.linkedin.com/company/truecar-inc-), X (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. About TrueCar TrueCar is a leading automotive digital marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our Certified Dealers, we are building the industry’s most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar’s marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including Sam’s Club, Navy Federal Credit Union and AAA. 24

Forward-Looking Statements This document contains forward-looking statements. All statements contained herein other than statements of historical fact are forward-looking statements, including statements regarding our revenue growth, including our ability to surpass year-over-year revenue growth of 20% and achieve double digit revenue growth in the first quarter of 2025 and higher revenue growth in the second quarter and second half of 2025, our expectations around adjusted EBITDA in the first quarter of 2025 and adjusted EBITDA and free cash flow in 2025, as well as aspirational goals regarding 2026 revenue and free cash flow margin, the near and long-term growth and revenue opportunities of our core, OEM and marketing business lines, our unit volume and growth, revenue per dealer, the return on our investment in headcount and marketing, the level of service we provide our dealers, our ability to accelerate revenue growth, including through a combination of higher subscription rates and lower dealer churn and through the adoption of new products by our dealer base, the growth of OEM cash-based incentives and our ability to power such incentives, including through our Affinity Partner network, our ability to scale our TrueCar+ offering, including to new dealers, territories and Affinity Partners in 2025 and in future years as well as our ability to improve the ability of TrueCar+ to integrate into DMS platforms and the impacts thereof, our ability to monetize our proprietary data for the benefit of dealers and our Affinity Partners, our ability to power marketing campaigns, improve our consumer experience, increase lead quality, retain shoppers, generate value and accelerate our growth through the implementation of artificial intelligence and machine learning capabilities, our ability to regain or activate new dealers and limit dealer churn, including by increases to the size of our dealer and service team, and as well as our expectations about the macroeconomic environment, including possible developments that may benefit our business, such as increases in inventory levels and in OEM incentive offers, dealer outlook and advertising spend, the likelihood of consumers being priced out of new vehicles, and the importance of OEM incentives in driving near-term growth. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission, or SEC, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC and our Annual Report on Form 10-K for the year ended December 31, 2024 on Form 10-K to be filed with the SEC. These risks include, but are not limited to, the following: ● Our business is subject to risks related to the larger automotive ecosystem, including recent low automobile inventory supply levels, which adversely impacted our business, results of operations and prospects. ● If our lead quality or quantity declines, our unit volume could as well, and dealers could leave our network or insist on lower subscription rates, which could reduce our revenue and harm our business. ● If we are not successful in rolling out new offerings, including our TC+ offering, providing a compelling value proposition to consumers using these offerings, integrating our current and future offerings into such experiences or monetizing them, our business and prospects could be adversely affected. ● Actions that we have taken in the past and may take in the future to restructure our business in alignment with our strategic priorities may not be as effective as anticipated. 25

● The growth of our business relies significantly on our ability to maintain and increase the revenues that we derive from dealers in our network of TrueCar Certified Dealers. Failure to do so would harm our financial performance. ● We may not be able to provide a compelling car-buying experience to our users, which could cause the number of transactions between our users and dealers, and therefore our revenues, to decline ● Economic and other conditions that impact consumer demand for automobiles, including interest rates, inflation, tariffs, fuel prices and the impacts of public health events, may have a material adverse effect on our business, financial condition and results of operations. ● We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which could cause our stock price to decline. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this document are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates. 26

Use of Non-GAAP Financial Measures This document includes non-GAAP financial measures we refer to as Adjusted EBITDA, free cash flow and free cash flow margin. We define Adjusted EBITDA as net loss adjusted to exclude interest income, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration liability, impairment of right-of-use (“ROU”) assets, interest accretion for terminated leases, restructuring charges, and income taxes. The expense categories utilized to derive Adjusted EBITDA are also utilized to derive Non-GAAP expenses by financial statement line item (“FSLI”). We have provided below a reconciliation of Adjusted EBITDA to net loss as well as the GAAP expenses by FSLI to the non-GAAP expense by FSLI, the most directly comparable GAAP financial measures. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP, and non-GAAP expenses should not be considered as an alternative to expenses presented in accordance with GAAP. In addition, our Adjusted EBITDA and non-GAAP expense measures may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA or non-GAAP expenses in the same manner as we calculate this measure. We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: ● Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes; ● Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; ● although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments; ● Adjusted EBITDA does not reflect impairment charges on our ROU assets associated with subleasing; ● Adjusted EBITDA does not reflect interest accretion for the terminated office lease at 1401 Ocean Avenue, Santa Monica, California; ● Adjusted EBITDA does not reflect changes in the fair value of our contingent consideration liability; 27

● Adjusted EBITDA does not reflect the charges associated with the restructuring plan initiated and completed in the second quarter of 2023 to improve efficiency and reduce expenses or a realignment of the Company’s leadership structure initiated in the third quarter of 2023; ● Adjusted EBITDA does not consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and ● other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. We define free cash flow as cash flow from operating activities less capital expenditures, and free cash flow margin as free cash flow divided by revenue. Free cash flow and free cash flow margin should not be considered as alternatives to cash flow from operating activities or any other measure of liquidity calculated and presented in accordance with GAAP. In addition, our free cash flow and free cash flow margin measures may not be comparable to similarly titled measures of other organizations as they may not calculate them in the same manner as we calculate these measures. We use free cash flow and free cash flow margin as liquidity measures because they are used by management to make financial and strategic planning decisions based on cash availability after maintaining the needs of our primary business activities. We believe that using free cash flow and free cash flow margin facilitates comparison of cash available for potential future investment opportunities because it excludes cash flows that are not in support of the core business operations or are from external financing. Our use of free cash flow and free cash flow margin has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: ● free cash flow and free cash flow margin may not reflect future contractual commitments; ● free cash flow does not reflect cash flow provided by or used in financing activities, including payments made for contingent consideration, taxes on net share settlement of equity awards, proceeds from exercise of common stock options, or repurchase of common stock; ● free cash flow does not reflect cash sources or uses from investing activities that are not directly associated with capital expenditures; and ● other companies, including companies in our own industry, may calculate free cash flow and free cash flow margin differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA, free cash flow and free cash flow margin alongside other financial performance and liquidity measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items. 28

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